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As filed with the Securities and Exchange Commission on April 11, 2001

Registration No. 333-44114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT

    ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

SEEBEYOND TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

404 E. Huntington Avenue
California	Monrovia, California 91016	95-4249153
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

1998 Stock Plan
2000 Employee Stock Purchase Plan
(Full title of the plans)

Barry J. Plaga
Senior Vice President and Chief Financial Officer
SEEBEYOND TECHNOLOGY CORPORATION
404 E. Huntington Avenue
Monrovia, California 91016
(626) 471-6000
(Name, address and telephone number of agent for service)

Copy to:
J. Robert Suffoletta, Esq.
WILSON SONSINI GOODRICH & ROSATI, P.C.
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value, to be issued under the 1998 Stock Plan	3,483,915	$9.50(1)	$33,097,193	$8,275

Common Stock, no par value, to be issued under the 2000 Employee Stock Purchase Plan	307,383	$8.075(1)	$2,482,118	$621

TOTAL:	3,791,298	—	$35,579,311	$8,896

(1)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $9.50 per share, which was the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on April 4, 2001 (the "Market Price"). The price per share for the Employee Stock Purchase Plan is 85% of the Market Price.

SEEBEYOND TECHNOLOGY CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

    This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 3,791,298 additional shares of Common Stock that may be issued under the Registrant's 1998 Stock Plan and 2000 Employee Stock Purchase Plan (collectively, the "Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statement, Registration No. 333-44114, dated August 18, 2000, relating to the Registrant's 1998 Stock Plan and 2000 Employee Stock Purchase Plan, are incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	1998 Stock Plan, as amended
4.2*	2000 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page 3)

*
Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-30648), as amended, declared effective by the Securities and Exchange Commission on April 27, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on April 10, 2001.

SEEBEYOND TECHNOLOGY CORPORATION
By:	/s/ BARRY J. PLAGA Barry J. Plaga Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Demetriades and Barry J. Plaga, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on April 10, 2001.

Signature	Title

/s/ JAMES T. DEMETRIADES James T. Demetriades	Chairman of the Board of Directors, President & Chief Executive Officer (Principal Executive Officer)
/s/ BARRY J. PLAGA Barry J. Plaga	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ GEORGE ABIGAIL George Abigail	Director
/s/ SALAH M. HASSANEIN Salah M. Hassanein	Director
/s/ RAYMOND J. LANE Raymond J. Lane	Director
/s/ STEVEN A. LEDGER Steven A. Ledger	Director
/s/ GEORGE J. STILL, JR. George J. Still, Jr.	Director
/s/ JACKSON L. WILSON, JR. Jackson L. Wilson, Jr.	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	1998 Stock Plan
4.2*	2000 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page 3)

*
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-30648), as amended, declared effective by the Securities and Exchange Commission on April 27, 2000.

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REGISTRATION STATEMENT
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS